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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Apria Healthcare Group, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (33-94026, 33-51234, 33-75028, 33-77684, 33-57628 pertaining to Apria
Healthcare Group Inc./Homedco Group Inc.'s Stock Incentive Plan and Abbey Healthcare Group Incorporated's 1992 Stock Option Plan, 1992 Stock Incentive Plan, 1994 Stock Purchase Plan and 1991 Management Stock Purchase Plan) of our report dated February 15, 1994, with respect to the consolidated statements of income, changes in shareholders' equity, and cash flows of Abbey Healthcare Group Incorporated and subsidiaries for the year ended January 1, 1994, which report is included in the Form 10-K of Apria Healthcare Group Inc. for the year ended December 31, 1995.


                                                     KPMG PEAT MARWICK LLP




Orange County, California
November 7, 1996